EXHIBIT 99.1

SENOMYX ANNOUNCES TWO-YEAR EXTENSION OF COLLABORATIVE
RESEARCH AND LICENSE AGREEMENT WITH NESTLÉ SA

SAN DIEGO, CA –April 15, 2008 – Senomyx, Inc. (NASDAQ: SNMX), a leading company focused on using proprietary taste receptor technologies to discover and develop new flavor ingredients for the food, beverage, and ingredient supply industries, announced today the two-year extension of its collaborative research and license agreement with Nestlé SA, the world’s largest food and beverage company. The program being extended under the agreement is focused on the discovery and commercialization of new flavor ingredients for use in the dehydrated and culinary food and frozen food fields.  Upon commercialization, Senomyx will receive royalty payments based on sales of products containing flavor ingredients developed under the agreement.  Nestlé is currently marketing products that contain Senomyx’s savory flavor ingredients, which were discovered and developed under another program covered by the agreement.

“We are very pleased to extend this research and license agreement with Nestlé,” said Kent Snyder, President and Chief Executive Officer of the Company.  “Nestlé has been a valued long-term partner for several of our Discovery & Development programs, and we look forward to continuing our work with them.”

Senomyx also has an additional collaborative agreement with Nestlé, which was entered into in 2004, for the discovery and commercialization of new flavor ingredients in the coffee and coffee whitener fields.

In addition to Nestlé, Senomyx has product discovery and development collaborations with Ajinomoto Co., Inc., Cadbury Schweppes, Campbell Soup Company, The Coca-Cola Company, Firmenich SA, and Solae.  “We believe that our collaborations with these world-leading companies provide further validation of Senomyx’s technology and the commercial potential of our programs,” Snyder noted.

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a leading company using proprietary taste receptor technologies to discover and develop new flavor ingredients in the savory, sweet, salt, bitter, and cooling areas.  Senomyx has entered into product discovery and development collaborations with seven of the world’s leading food, beverage, and ingredient supply companies: Ajinomoto Co., Inc., Cadbury Schweppes, Campbell Soup Company, The Coca-Cola Company, Firmenich SA, Nestlé SA, and Solae.  Nestlé is currently marketing products that contain one of Senomyx’s flavor ingredients.  For more information, please visit www.senomyx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Senomyx’s ability to identify and develop new flavor ingredients, the capabilities of Senomyx’s flavor ingredients; Senomyx’s ability, or Senomyx’s collaborators’ ability, to commercialize products incorporating Senomyx’s flavor ingredients in packaged foods and beverages and Senomyx’s right to receive research fees, milestone payments and royalties under its agreements with its collaborators. Risks that contribute to the uncertain nature of the forward-looking statements include: Senomyx is dependent on its product discovery and development collaborators for all of Senomyx’s revenue; Senomyx is dependent on its current and any future product discovery and development collaborators to develop and commercialize any flavor ingredients Senomyx may discover; Senomyx may be unable to develop flavor ingredients useful for formulation into products; Senomyx or its collaborators may be unable to obtain and maintain the regulatory approval required for flavor ingredients to be incorporated into products that are sold; even if Senomyx or its collaborators receive a regulatory approval and incorporate Senomyx flavor ingredients into products, those products may never be commercially successful; and Senomyx’s ability to compete in the flavor ingredients market may decline if Senomyx does not adequately protect its proprietary technologies. These and other risks and uncertainties are described more fully in Senomyx’s most recently filed SEC documents, including its Annual Report on Form 10-K, under the headings “Risks Related to Our Business” and “Risks Related to Our Industry.” All forward-looking statements contained in this press release speak only as of the date on which they were made. Senomyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Gwen Rosenberg

Senomyx, Inc.

Vice President, Investor Relations & Corporate Communications

858-646-8369

gwen.rosenberg@senomyx.com

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